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  Filed Pursuant to Rule 424(b)(2)
  Registration No. 333-116241

  SUBJECT TO COMPLETION DATED APRIL 6, 2005

  The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 17, 2004

         $

Credit Suisse First Boston (USA), Inc.

11.50% Reverse Convertible Securities
due April 28, 2006
Linked to the Common Stock of Apple Computer, Inc.

Issuer:	Credit Suisse First Boston (USA), Inc.
Maturity Date:	April 28, 2006
Coupon:
The securities will pay a total coupon of 11.50% per annum on the principal amount from April 29, 2005. The coupon will represent an interest component and an option premium. The coupon payment will be payable quarterly in arrears on July 29, 2005, October 31, 2005, January 31, 2006 and Apirl 28, 2006. See "Description of the Securities" for further information.
Reference Shares:	Apple Computer, Inc. (NASDAQ Ticker: AAPL)
Initial Share Price:	$
Redemption Amount:	The redemption amount will be based on the performance of the reference shares during the term of the securities.
(1)
If the price of the reference shares on the relevant exchange is not less than or equal to the knock-in level, which is 70% of the initial share price, at any time from but not including the date of this prospectus supplement, which is the initial setting date, to and including April 25, 2006, the valuation date, you will receive a cash payment equal to 100% of the principal amount of your securities at maturity.
(2)
If (i) the price of the reference shares on the relevant exchange is less than or equal to the knock-in level at any time from but not including the initial setting date to and including the valuation date and (ii) the closing price of the reference shares on that exchange on the valuation date, which we refer to as the final share price, is greater than or equal to the initial share price, you will receive a cash payment equal to 100% of the principal amount of your securities at maturity.
(3)
Otherwise, you will receive the physical delivery amount. The physical delivery amount will be the number of reference shares per $1,000 principal amount of securities equal to $1,000 divided by the initial share price. The market value of the physical delivery amount will be less than the principal amount of your securities and may be zero. See "Description of the Securities" for further information.
Listing:	The securities will not be listed on any exchange.

        Please refer to "Risk Factors" beginning on page S-7 for risks related to an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to the Public(1)	Underwriting Discounts and Commissions	Proceeds to the Company
Per security	$	$	$
Total	$	$	$
(1)
Interest on the securities will accrue from the issue date to the date of delivery.

        Delivery of the securities in book-entry form only will be made through The Depository Trust Company on or about March 31, 2005. The securities will be issued in minimum denominations of $10,000 and integral multiples of $1,000 in excess of that amount.

Credit Suisse First Boston

The date of this prospectus supplement is April      , 2005.

        You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

        We are offering the securities globally for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in some jurisdictions may be restricted by law. If you possess this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting" section of this prospectus supplement.

        In this prospectus supplement and accompanying prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse First Boston (USA), Inc. and its consolidated subsidiaries, and references to "dollars" and "$" are to United States dollars.

SUMMARY

        The following is a summary of the terms of the securities and factors that you should consider before deciding to invest in the securities. You should read this prospectus supplement and the accompanying prospectus carefully to understand fully the terms of the securities and other considerations that are important in making a decision about investing in the securities. You should, in particular, review the "Risk Factors" section, which sets forth a number of risks related to the securities. All of the information set forth below is qualified in its entirety by the detailed explanations set forth elsewhere in this prospectus supplement and the accompanying prospectus.

What are the securities?

        The securities are debt securities issued by us, the return on which is linked to the performance of the common stock of Apple Computer, Inc., or the reference shares. The securities will rank prior to all our subordinated indebtedness and on an equal basis with all our other senior unsecured indebtedness. The securities will mature on April 28, 2006, the maturity date, which will be the fifth business day (as defined below) following the valuation date. The securities are not redeemable by you or us prior to maturity. The securities will be issued in minimum denominations of $10,000 and integral multiples of $1,000 greater than $10,000. The term business day, as used in this prospectus supplement, means a day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close and that is also a trading day.

        The securities pay an annual coupon that may be higher than the interest you would receive on debt securities of comparable maturity. However, you must be aware of the risk that you may lose some or all of the principal amount of your securities payable at maturity.

Will there be coupon payments?

        The securities will pay a total coupon of 11.50% per annum on the principal amount from April 29, 2005. The coupon payment will be payable quarterly in arrears on July 29, 2005, October 31, 2005, January 31, 2006 and April 28, 2006, each a coupon payment date. Regardless of whether you receive at maturity your principal amount or the physical delivery amount, you will be entitled to quarterly coupon payments on the principal amount of your securities.

What will I receive at maturity?

        If either (1) the price of the reference shares on the Nasdaq National Market, which we refer to as the relevant exchange, is not less than or equal to the knock-in level at any time from but not including the initial setting date to and including the valuation date or (2) (i) the price of the reference shares on the relevant exchange is less than or equal to the knock-in level at any time from but not including the initial setting date to and including the valuation date and (ii) the final share price on the valuation date is greater than or equal to the initial share price, you will receive a cash payment equal to 100% of the principal amount of your securities at maturity. We refer to this as the cash delivery amount. Otherwise, you will receive the physical delivery amount. The physical delivery amount will be the number of reference shares per $1,000 principal amount of securities equal to $1,000 divided by the initial share price, subject to adjustment in certain circumstances. See "Description of the Securities—Antidilution adjustments" for further information. The market value of the physical delivery amount will be less than the principal amount of your securities and may be zero. Accordingly, you may lose some or all of your principal if you invest in the securities. See "Risk Factors" for further information.

        If no final share price is available on the valuation date because of a market disruption event (as defined below), as determined by the calculation agent in its sole discretion, the calculation agent, which will be Credit Suisse First Boston International, may postpone the calculation of the final share price until the earlier of the date such market disruption event has ceased or three trading days after the valuation date, as the case may be. On such third trading day, in the event a market disruption event still exists, the calculation agent will determine the final share price using its good faith estimate of the value for the reference shares as of the closing time on the relevant exchange on such date. See "Description of the Securities—Market disruption events" for further information.

        For purposes of this prospectus supplement, a trading day means any day, as determined by the calculation agent, on which trading is generally conducted for reference shares (or, but for the occurrence of a market disruption event, would have been generally conducted) on the relevant exchange and on the Chicago Mercantile Exchange and the Chicago Board Options Exchange, which we refer to collectively as the related exchanges, other than a day on which the relevant exchange or the related exchanges are scheduled to close prior to their regular weekday closing time.

Examples of the hypothetical payments at maturity and redemption amount on the securities

        The following tables illustrate hypothetical payments at maturity and total payments over the term of the securities (which include both payments at maturity and the total coupon paid on the securities) on a $1,000 investment in the securities, based on a number of assumed variables. These examples are provided for illustration purposes only and assume an initial share price of $41.09 per share. The actual payment amounts received by investors will depend on several variables, including, but not limited to, (a) whether the price of the reference shares on the relevant exchange is less than or equal to the knock-in level at any time from but not including the initial setting date to and including the valuation date and (b) the final share price.

TABLE 1:    This table represents the hypothetical payment at maturity and the total payment over the term of the securities on a $1,000 investment in the securities if the price of the reference shares on the relevant exchange is less than or equal to the knock-in level at any time from but not including the initial setting date to and including the valuation date.

Hypothetical final share price at valuation date*	Value of cash delivery amount/physical delivery amount at maturity	Total coupon payment (payable in quarterly coupon payments)	Value of total payment
$0	$0	$115	$115
$10.00	$243	$115	$358
$20.00	$487	$115	$602
$30.00	$730	$115	$845
$41.09	$1,000	$115	$1,115
$45.00	$1,000	$115	$1,115
$50.00	$1,000	$115	$1,115
$55.00	$1,000	$115	$1,115

        *      These examples are provided for illustration purposes only. The actual final share price will be determined on the valuation date.

TABLE 2:    This table represents the hypothetical payment at maturity and the total payment over the term of the securities on a $1,000 investment in the securities if the price of the reference shares on the relevant exchange is not less than or equal to the knock-in level at any time from but not including the initial setting date to and including the valuation date.

Hypothetical final share price at valuation date*	Value of cash delivery amount at maturity	Total coupon payment (payable in quarterly coupon payments)	Value of total payment
$28.86	$1,000	$115	$1,115
$30.00	$1,000	$115	$1,115
$40.00	$1,000	$115	$1,115
$41.09	$1,000	$115	$1,115
$45.00	$1,000	$115	$1,115
$50.00	$1,000	$115	$1,115
$55.00	$1,000	$115	$1,115

        *      These examples are provided for illustration purposes only. The actual final share price will be determined on the valuation date.

        On April 4, 2005, the closing price of the reference shares as reported by the relevant exchange was $41.09. See "The Reference shares" for further information, including the historical prices of the reference shares.

What are the tax consequences?

        The U.S. federal income tax consequences of investing in the securities are uncertain. For a discussion of the U.S. federal income tax treatment of an investment in the securities, please see the section entitled "Certain United States Federal Income Tax Considerations" on page S-23 of this prospectus supplement.

Are there any ERISA consequences?

        An employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, commonly referred to as ERISA, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, or any entity whose underlying assets include the assets of any such plan will be permitted to purchase, hold and dispose of the securities only on the condition that such plan or entity makes the deemed representation that its purchase, holding and disposition of the securities will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code unless an exemption is available with respect to such purchase, holding and disposition of the securities and all the conditions of such exemption have been satisfied. Governmental and certain church plans subject to any substantially similar law will be subject to a similar condition.

Will the securities be listed?

        The securities will not be listed on any exchange and are most suitable for purchase and holding until the maturity date. It is not possible to predict whether the securities will trade in a secondary market or, if they do, whether such market will be liquid or illiquid. Credit Suisse First Boston LLC, which is underwriting the offering of the securities, has advised us that it or its affiliates may make a market in the securities, but that they are not obligated to do so and may discontinue making a market at any time without notice. Credit Suisse First Boston LLC and its affiliates reserve the right from time to time to enter into agreements with one or more holders of securities to provide a market for the securities. See "Risk Factors—Possible illiquidity of secondary market" for further information.

Does investment in the securities entitle me to any ownership interests in the reference shares?

        An investment in the securities does not entitle you to any ownership interest or rights in the reference shares, such as voting rights, dividend payments or other distributions.

Are there risks involved in investing in the securities?

        An investment in the securities involves risks. The significant risks are described in more detail in "Risk Factors" beginning on page S-7.

RISK FACTORS

        A purchase of the securities involves risks. This section describes significant risks relating to the securities. We urge you to read the following information about these risks, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the securities.

Comparison to other securities

        You may lose part or all of your principal.    If the price of the reference shares on the relevant exchange is less than or equal to the knock-in level at any time from but not including the initial setting date to and including the valuation date and the final share price is lower than the initial share price at maturity, you will not be paid 100% of the principal amount of your investment in the securities. This will be the case even if the price of the reference shares increases above the knock-in level prior to maturity. The return you receive through the physical delivery amount will have a market value that is less than the principal amount of your securities and may be zero.

        You will not receive more than your principal amount at maturity.    At maturity, you will under no circumstances receive more than the principal amount of your investment in the securities, and the total payment you receive over the term of the securities will never exceed the principal amount of the securities plus the coupon payments paid during the term of the securities. Accordingly, for each $1,000 principal amount of securities, you will never receive an amount at maturity that exceeds $1,000, or a total payment over the term of the securities of more than $1,115 (principal amount plus 11.50% coupon). If the final share price exceeds the initial share price at maturity, you will receive only the principal amount of the securities regardless of any appreciation in the value of the reference shares.

        No ownership rights in reference shares.    An investment in the securities does not entitle you to any ownership interest or rights in the reference shares, such as voting rights, dividend payments or other distributions.

Possible illiquidity of secondary market

        The securities are most suitable for purchase and holding until the maturity date. The securities are a new issue of securities with no established trading market. Credit Suisse First Boston LLC has informed us that it intends to make a secondary market in the securities. However, Credit Suisse First Boston LLC has no obligation to make a market in the securities and may discontinue any market-making activities at any time without notice, at its sole discretion. We do not intend to apply for listing of the securities on any securities exchange or for quotation through NASDAQ. We cannot assure you whether there will be a secondary market in the securities or, if there were to be such a secondary market, that it would be liquid.

The market price of the securities may be influenced by many unpredictable factors

        Many factors, most of which are beyond our control, will influence the value of the securities and the price at which Credit Suisse First Boston LLC may be willing to purchase or sell the securities in the secondary market, including:

  •
  the market price of the reference shares;

  •
  interest and yield rates in the market;

  •
  the volatility of the reference shares;

  •
  economic, financial, political and regulatory or judicial events that affect the reference shares or stock markets generally and which may affect the appreciation of the reference shares;

  •
  the time remaining to the maturity of the securities;

  •
  the dividend rate on the reference shares; and

  •
  Credit Suisse First Boston's creditworthiness.

        Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

Impact of Credit Suisse First Boston LLC's discount and hedging costs on secondary market values

        The original issue price of the securities includes a discount and costs relating to hedging activities conducted by Credit Suisse First Boston LLC or one of its affiliates. As such, assuming market conditions or any other relevant factors listed under "—The market price of the securities may be influenced by many unpredictable factors" above remain constant, the price, if any, at which you can sell the securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, the discount that was accounted for with respect to the initial purchase of the securities, as well as the cost of hedging activities conducted by Credit Suisse First Boston LLC or one of its affiliates. Such hedging activities entail risk and may be influenced by market forces beyond the control of Credit Suisse First Boston LLC or its affiliates and may result in hedging costs that are more or less than initially projected.

The U.S. federal income tax consequences of the securities are uncertain

        No ruling is being requested from the Internal Revenue Service (the "IRS") with respect to the securities. We cannot assure you that the IRS or any court will agree with the tax treatment described under "Certain U.S. Federal Income Tax Consequences" in this prospectus supplement.

Antidilution protection is limited

        The calculation agent will make adjustments to the initial share price and the physical delivery amount for certain adjustment events (as defined below) affecting the reference shares, including stock splits and certain corporate actions, such as mergers. The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of the reference shares or another party makes a partial tender or partial exchange offer for the reference shares. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. See "Description of the Securities—Antidilution adjustments" for further information.

Affiliation of us and calculation agent

        Because Credit Suisse First Boston International, or CSFBi, which is acting as the calculation agent for the securities, is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you, including with respect to certain determinations and judgments that the calculation agent must make (including whether a market disruption event has occurred or whether an antidilution adjustment will be made) in determining amounts due to you. CSFBi is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment. CSFBi may also engage in certain activities in connection with hedging our obligation under the securities that may be in conflict with your interests. See "Use of proceeds and hedging."

Our or our affiliates' economic interests may be adverse to the holders of the securities

        We and our affiliates trade stocks and other financial instruments, which may be related to the issuer of the reference shares, on a regular basis, for our accounts and for other accounts under our management. We and our affiliates may also issue, underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments with returns that may be linked to the reference shares. To the extent that we or our affiliates serve as issuer, agent or underwriter for such securities, our or their interests with respect to such products may be adverse to yours.

        In addition, we and our affiliates may presently or from time to time engage in business with the issuer of the reference shares, including extending loans to, making equity investments in or providing advisory services to them, including merger and acquisition advisory services. In the course of this business, we and our affiliates may acquire non-public information about the issuer of the reference shares. One or more of our affiliates may also publish research reports about the issuer of the reference shares. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. These activities could potentially affect the price of the reference shares and, accordingly, the payment to you at maturity.

Public information provided on the issuer of the reference shares

        All disclosures contained in this prospectus supplement regarding the issuer of the reference shares and the reference shares are derived from publicly available documents and other publicly available information. We have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer of the reference shares in connection with the offering of the securities. We do not make any representation that such publicly available documents or any other publicly available information regarding the issuer of the reference shares are accurate or complete, and are not responsible for public disclosure of information by the issuer of the reference shares, whether contained in filings with the Securities and Exchange Commission, which we refer to as the SEC, or otherwise. Furthermore, we cannot give any assurance that all events occurring prior to the date of this prospectus supplement, including events that would affect the accuracy or completeness of the public filings of the issuer of the reference shares or the market price of the reference shares (and therefore the final share price and the market value of the physical delivery amount), have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the reference shares could affect the value received on any date with respect to the securities and, therefore, the trading prices of the securities. Any prospective purchaser of the securities should undertake an independent investigation of the issuer of the reference shares as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

Purchases and sales by our affiliates

        We and our affiliates may from time to time buy or sell the reference shares or derivative instruments related to the reference shares for our or their own accounts in connection with our or their normal business practices or in connection with hedging our obligations under the securities. These transactions could affect the price of the reference shares.

CREDIT SUISSE FIRST BOSTON (USA), INC.

        We are a leading integrated investment bank serving institutional, corporate, government and high-net-worth individual clients. We provide our clients with a broad range of products and services that include securities underwriting, sales and trading, financial advisory services, private equity investments, full service brokerage services, derivatives and risk management products and investment research. We are the product of a business combination. On November 3, 2000, Credit Suisse Group, or CSG, acquired Donaldson, Lufkin & Jenrette, Inc., or DLJ. CSG is a global financial services company providing a comprehensive range of insurance, banking and investment banking products. Credit Suisse First Boston LLC, CSG's principal U.S. registered broker-dealer subsidiary (formerly known as Credit Suisse First Boston Corporation), became a subsidiary of DLJ, and DLJ changed its name to Credit Suisse First Boston (USA), Inc. We are now part of the Credit Suisse First Boston business unit of CSG.

        For further information about our company, we refer you to the accompanying prospectus and the documents referred to under "Incorporation by Reference" on page S-29 of this prospectus supplement and "Where You Can Find More Information" on page 2 of the accompanying prospectus.

USE OF PROCEEDS AND HEDGING

        The net proceeds from this offering will be approximately $            . We intend to use the net proceeds for our general corporate purposes, which may include the rationalization of our debt capital structure. We may also use some or all of the net proceeds from this offering to hedge our obligations under the securities.

        One or more of our affiliates before and following the issuance of the securities may acquire or dispose of the reference shares or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the reference shares to hedge our obligations under the securities. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the trading price of the reference shares. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the price of the reference shares, there can be no assurance that the price will not be affected.

        From time to time after issuance and prior to the maturity of the securities, depending on market conditions (including the price of the reference shares), in connection with hedging certain of the risks associated with the securities, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in the reference shares or listed or over-the-counter options contracts in, or other derivative or synthetic instruments related to, the reference shares. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a long hedge position in the reference shares or options contracts in, or other derivative or synthetic instruments related to, the reference shares, we or one or more of our affiliates may liquidate a portion of those holdings at or about the time of the maturity of any securities. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates' hedging activities will not be limited to any particular securities exchange or market.

        The original issue price of the securities includes the commissions paid to Credit Suisse First Boston LLC with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

DESCRIPTION OF THE SECURITIES

        This description of the terms of the securities adds information to the description of the general terms and provisions of debt securities in the accompanying prospectus. If this description differs in any way from the description in the accompanying prospectus, you should rely on this description.

General

        We will issue the securities under an indenture, dated as of June 1, 2001, between us and JPMorgan Chase Bank, as trustee. The indenture is more fully described under "Description of Debt Securities" on page 5 of the accompanying prospectus.

        The securities are being issued in an aggregate principal amount of $                  , and will mature on April 28, 2006; however, if a market disruption event exists on the valuation date, the maturity date will be postponed to the later of April 28, 2006 and the third business day following the day on which the final share price is calculated. No interest will accrue or other payment be payable because of any postponement of the maturity date.

        The securities will be issued in one or more fully registered global securities in denominations of $10,000 or integral multiples of $1,000 greater than $10,000. The securities will not be entitled to the benefit of any mandatory sinking fund.

        The securities will be our unsecured obligations and will rank prior to all of our subordinated indebtedness and on an equal basis with all of our other senior unsecured indebtedness.

        The securities will not be listed on any securities exchange.

Redemption at the option of the holder; defeasance

        The securities are not subject to redemption at the option of any holder prior to maturity and are not subject to the defeasance provisions described in the accompanying prospectus under "Description of Debt Securities—Defeasance."

Principal, maturity and coupon payments

        The securities will pay a total coupon of 11.50% per annum on the principal amount from April 29, 2005. The coupon payment will be payable quarterly in arrears on each coupon payment date of July 29, 2005, October 31, 2005, January 31, 2006 and April 28, 2006, to holders of record at the close of business on the 15th day immediately preceding such coupon payment date. Regardless of whether, at maturity, you are paid the cash delivery amount or the physical delivery amount, you will be entitled to quarterly coupon payments on the principal amount of your securities. Each coupon payment on the securities will include amounts accrued through the date before the applicable coupon payment date. Interest on the securities will be paid on the basis of a 360-day year comprised of twelve 30-day months. Any payment required to be made on any day that is not a business day will be made on the next succeeding business day.

Payment at maturity

        If either (1) the price of the reference shares on the Nasdaq National Market, which we refer to as the relevant exchange, is not less than or equal to the knock-in level, which is 70% of $            , which we refer to as the initial share price, at any time from but not including April 26, 2005, which will be the initial setting date, to and including April 25, 2006, which will be the valuation date, or (2) (i) the price of the reference shares on the relevant exchange is less than or equal to the knock-in level at any time from but not including the initial setting date to and including the valuation date and (ii) the final share price on the valuation date is greater than or equal to the initial share price, you will receive a cash payment equal to 100% of the principal amount of your securities at maturity. Otherwise, you will receive the physical delivery amount. The physical delivery amount will be the number of reference shares per $1,000 principal amount of securities equal to $1,000 divided by the initial share price. See "—Antidilution adjustments" for further information. The market value of the physical delivery amount will be less than the principal amount of your securities and may be zero. Accordingly, you may lose some or all of your principal if you invest in the securities.

Antidilution adjustments

  General

        The calculation agent will adjust the initial share price and the physical delivery amount if certain corporate actions and other events described below, each of which we refer to as an adjustment event, occur, and the calculation agent determines that such adjustment event has a diluting or concentrative effect on the theoretical value of the reference shares. We have listed below examples of how adjustment events may lead to adjustments to the initial share price and the physical delivery amount.

        Upon the occurrence of an adjustment event that the calculation agent determines has a diluting or concentrative effect on the theoretical value of the reference shares, for purposes only of determining whether (i) the price of the reference shares is less than or equal to the knock-in level and (ii) the final share price is less than or equal to the initial share price, the calculation agent will typically adjust the initial share price according to the following formula:

adjusted initial share price = initial share price X	prior physical delivery amount adjusted physical delivery amount

        The physical delivery amount will be adjusted by the calculation agent as set forth in the specific examples below.

        The adjustments described below do not cover all events that could affect the value of the securities. We describe the risks relating to dilution above under "Risk Factors—Antidilution protection is limited."

  Adjustments

        If an adjustment event occurs and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the reference shares, the calculation agent will calculate a corresponding adjustment to the initial share price and the physical delivery amount as the calculation agent determines appropriate to account for that diluting or concentrative effect. The calculation agent will also determine the effective date of that adjustment, and the replacement of the reference shares, if applicable, in the event of consolidation or merger. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to JPMorgan Chase Bank, N.A., the trustee, stating the adjustment of the initial share price and physical delivery amount.

        If more than one adjustment event occurs, the calculation agent will make an adjustment for each such adjustment event in the order in which they occur, and on a cumulative basis. Accordingly, having adjusted the initial share price and the physical delivery amount for the first such adjustment event, the calculation agent will adjust the initial share price and the physical delivery amount for the second adjustment event, applying the required adjustment to the initial share price and the physical delivery amount as already adjusted for the first adjustment event, and so on for each subsequent adjustment event.

        The calculation agent will not have to adjust the initial share price and the physical delivery amount for any adjustment event unless the adjustment would result in a change to the initial share price or the physical delivery amount of at least 0.1% in the initial share price or the physical delivery amount that would apply without the adjustment. The initial share price and the physical delivery amount resulting from any adjustment would be rounded up or down, as appropriate, to, in the case of the initial share price, the nearest cent, and, in the case of the physical delivery amount, the nearest thousandth, with one-half cent and five ten-thousandths, respectively, being rounded upwards.

        If an adjustment event requiring antidilution adjustment occurs, the calculation agent will make any adjustments with a view to offsetting, to the extent practical, any change in your economic position relative to the securities that results solely from that event. The calculation agent may, in its sole discretion, modify any antidilution adjustments as necessary to ensure an equitable result.

        The calculation agent has sole discretion in making all determinations with respect to antidilution adjustments, including any determination as to whether an adjustment event requiring an antidilution adjustment has occurred, as to the nature of the adjustment required and how it will be made. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between the calculation agent and you with respect to such determinations. See "Risk Factors—Affiliation of us and calculation agent" for further information. Upon your written request, the calculation agent will provide information about any adjustments it makes.

  Events requiring an antidilution adjustment

        The following is a list of adjustment events that may require an antidilution adjustment:

  (a)
  a subdivision, consolidation or reclassification of the reference shares or a free distribution or dividend of any reference shares to existing holders of reference shares by way of bonus, capitalization or similar issue;

  (b)
  a dividend or other distribution to existing holders of reference shares of (i) the reference shares, (ii) other share capital or securities granting the right to payment of dividends equally or proportionately with such payments to holders of the reference shares or (iii) any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;

  (c)
  the declaration by the issuer of the reference shares of an extraordinary or special dividend or other distribution whether in cash or reference shares or other assets;

  (d)
  a repurchase of its common stock by the issuer of the reference shares whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

  (e)
  a consolidation of the issuer of the reference shares with another company or merger of the issuer of the reference shares with another company; and

  (f)
  any other similar event that may have a diluting or concentrative effect on the theoretical value of the reference shares.

Certain adjustment events are discussed in greater detail below.

  Stock splits

        A stock split is an increase in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. As a result of a stock split, each outstanding share will be worth less.

        If the reference shares are subject to a stock split, the calculation agent will adjust the physical delivery amount to equal the sum of the prior physical delivery amount—i.e., the physical delivery amount before that adjustment—and the product of (i) the number of additional shares issued in the stock split with respect to each of the reference shares times (ii) the prior physical delivery amount.

  Reverse stock splits

        A reverse stock split is a decrease in the number of a corporation's outstanding shares of stock without any change in its stockholders' equity. As a result of a reverse stock split, each outstanding share will be worth more.

        If the reference shares are subject to a reverse stock split, the calculation agent will adjust the physical delivery amount to equal the product of the prior physical delivery amount and the quotient of (i) the number of reference shares outstanding immediately after the reverse stock split becomes effective divided by (ii) the number of reference shares outstanding immediately before the reverse stock split becomes effective.

  Stock dividends

        In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. As a result of a stock dividend, each outstanding share will be worth less.

        If the reference shares are subject to a stock dividend payable in the reference shares, then the calculation agent will adjust the physical delivery amount to equal the sum of the prior physical delivery amount and the product of (i) the number of additional shares issued in the stock dividend with respect to each of the reference shares times (ii) the prior physical delivery amount.

  Other dividends and distributions

        If the issuer of the reference shares declares a dividend to be distributed to holders of record of the reference shares as of a date falling in the period that begins on the day immediately following the valuation date and ends on the day immediately prior to the maturity date, any such dividend will not be paid to holders.

        The physical delivery amount will not be adjusted to reflect any dividends or distributions paid with respect to the reference shares, other than (i) stock dividends described above; (ii) issuances of transferable rights and warrants as described in "—Transferable rights and warrants" below; and (iii) extraordinary dividends as described below.

        A dividend or other distribution with respect to the reference shares will be deemed to be an "extraordinary dividend" if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the reference shares by an amount equal to at least 10% of the market price of the reference shares on the business day before the extraordinary dividend date. The extraordinary dividend date for any dividend or other distribution is the first day on which the reference shares trade without the right to receive that dividend or distribution. If an extraordinary dividend occurs, the calculation agent will adjust the physical delivery amount to equal the product of (1) the prior physical delivery amount times (2) a fraction, the numerator of which is the market price of the reference shares on the business day before the extraordinary dividend date and the denominator of which is the amount by which that market price exceeds the extraordinary dividend adjustment amount. The "extraordinary dividend adjustment amount" with respect to an extraordinary dividend for the reference shares equals: (i) for an extraordinary dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary dividend per share of the reference shares minus the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for the reference shares, or (ii) for an extraordinary dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary dividend.

        To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution on the reference shares that is a dividend payable in the reference shares, an issuance of rights or warrants or a spin-off event and that is also an extraordinary dividend will result in an adjustment to the physical delivery amount only as described in "—Stock dividends" above, "—Transferable rights and warrants" below or "—Reorganization events" below, as the case may be, and not as described here.

  Transferable rights and warrants

        If the issuer of the reference shares issues transferable rights or warrants to all holders of the reference shares to subscribe for or purchase the reference shares at an exercise price per share that is less than the market price of the reference shares on the business day before the extraordinary dividend date for the issuance, then the physical delivery amount will be adjusted by multiplying the prior physical delivery amount by the following fraction: (i) the numerator will be the sum of the number of reference shares outstanding at the close of business on the day before that extraordinary dividend date and the total number of additional reference shares offered for subscription or purchase under those transferable rights or warrants, and (ii) the denominator will be the sum of the number of reference shares outstanding at the close of business on the day before that extraordinary dividend date and the product of (1) the total number of additional reference shares offered for subscription or purchase under the transferable rights or warrants times (2) the exercise price of those transferable rights or warrants divided by the market price on the business day before that extraordinary dividend date.

  Reorganization events

        Each of the following may be a reorganization event: (i) the reference shares are reclassified or changed; (ii) the issuer of the reference shares has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all outstanding reference shares are exchanged for or converted into other property; (iii) a statutory share exchange involving outstanding reference shares and the securities of another entity occurs, other than as part of an event described above; (iv) the issuer of the reference shares effects a spin-off (i.e., issues to all holders of reference shares common stock equity securities of another issuer) other than as part of an event described above; (v) the issuer of the reference shares sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity (we refer to each of the events in clauses (i) through (v) above as a merger event); (vi) a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any entity or person that results in such entity or person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, not less than a majority of the outstanding voting reference shares as determined by the calculation agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the calculation agent deems relevant, which we refer to as a tender offer; (vii) the exchange on which the reference shares trade announces that pursuant to the rules of such exchange, the reference shares cease (or will cease) to be listed, traded or publicly quoted on it for any reason (other than a merger event or tender offer) and are not immediately re-listed, re-traded or re-quoted on another major U.S. exchange or quotation system, which we refer to as a delisting event; and (viii) the issuer of the reference shares is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, each of which we refer to as an insolvency event.

  Adjustments for reorganization events

        If a merger event occurs and a holder of the reference shares that makes no election, vote or decision in connection with such merger event would receive as full or partial consideration ordinary or common shares of any person (other than the issuer of the reference shares) that are publicly quoted, traded or listed on any major U.S. exchange or quotation system, which we refer to as the new shares, then the calculation agent will adjust the physical delivery amount so as to consist of the amount and type of property distributed in the reorganization event in respect of the prior physical delivery amount. In this instance, if more than one type of property is distributed, the physical delivery amount will be adjusted so as to consist of each type of property distributed, in a proportionate amount, so that the value of each type of property comprising the new physical delivery amount as a percentage of the total value of the new physical delivery amount equals the value of that type of property as a percentage of the total value of all of the property distributed in the reorganization event.

        If a tender offer occurs, and the holder of the reference shares can elect to receive new shares as full or partial consideration in respect of such tender offer, then the calculation agent will adjust the physical delivery amount in accordance with the preceding paragraph.

        If a merger event occurs, and the consideration in respect of such event does not consist in full or in part of new shares (or in the case of a tender offer, a holder of the reference shares would not be able to elect to receive in full or in part any new shares as consideration in respect of such tender offer), then the calculation agent will accelerate the maturity date to the day which is four business days after the approval date (as defined below). The amount payable at maturity will be determined as described below under "Description of the Securities—Events of default and acceleration." The approval date is the closing date of a merger event or, in the case of a tender offer, the date on which the person or entity making the tender offer acquires or acquires the right to obtain the relevant percentage of reference shares.

        If a delisting event or an insolvency event occurs, the calculation agent will accelerate the maturity date to the day which is four business days after the announcement date (as defined below). On the maturity date, we will pay to each holder of securities the physical delivery amount and for the purposes of such calculation, the final share price will be deemed to be the closing price of the reference shares on the business day immediately prior to the announcement date. The announcement date means, in the case of a delisting event, the day of the first public announcement by the relevant exchange that the reference shares will cease to trade or be publicly quoted on such exchange, or, in the case of an insolvency event, the day of the first public announcement of the institution of a proceeding or presentation of a petition or passing of a resolution (or other analogous procedure in any jurisdiction) that leads to an insolvency event with respect to the issuer of the reference shares.

        If a merger event or tender offer occurs, coupon payment amounts will accrue on the securities through the approval date and be paid on the accelerated maturity date. Such coupon payments will be calculated using a 360-day year comprised of twelve 30-day months. If a delisting event or an insolvency event occurs, we will pay all remaining scheduled unpaid coupon payments due to a holder through the scheduled maturity date on the accelerated maturity date.

        For the purposes of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of property distributed in the distribution, in its sole discretion. For any property distributed consisting of new shares, the calculation agent will use the closing price of the new shares on the approval date. The calculation agent may value other types of property in any manner it determines, in its sole discretion, to be appropriate. If a holder of the common stock of the issuer of the reference shares elects to receive different types or combinations of types of property in the reorganization event, such property will consist of the types and amounts of each type distributed to a holder that makes no election, as determined by the calculation agent.

        If a reorganization event occurs and the calculation agent adjusts the physical delivery amount to consist of the property distributed in the reorganization event as described above, the calculation agent will make further antidilution adjustments for later events that affect such property, or any component of such property, comprising the new physical delivery amount. The calculation agent will do so to the same extent that it would make adjustments if the common stock of the issuer of the reference shares was outstanding and was affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the physical delivery amount, the required adjustment will be made with respect to that component, as if it alone were the physical delivery amount. For example, if the issuer of the reference shares merges into another company and each share of its common stock is converted into the right to receive two new shares of the surviving company and a specified amount of cash, the physical delivery amount will be adjusted to consist of two new shares and the specified amount of cash per reference share. The calculation agent will adjust the common share component of the new physical delivery amount to reflect any later stock split or other event, including any later reorganization event, that affects the new shares, to the extent described in this section entitled "Antidilution adjustments" as if the new shares were the common stock of the issuer of the reference shares. In that event, the cash component will not be adjusted but will continue to be a component of the physical delivery amount. Consequently, holders of the securities who receive reference shares at maturity will be entitled to receive, for each $1,000 of the outstanding principal amount of the securities being exchanged, all components of the physical delivery amount in effect on the exchange date, with each component having been adjusted on a sequential and cumulative basis for all relevant events requiring adjustment on or before the exchange date.

        If a reorganization event occurs, the property distributed in the event will be substituted for the common stock of the issuer of the reference shares as described above. Consequently, references to the common stock of the issuer of the reference shares mean any property that is distributed in a reorganization event and comprises the adjusted physical delivery amount. Similarly, references to the issuer of the reference shares mean any successor entity in a reorganization event.

Market disruption events

        If no final share price is available on the valuation date because of a market disruption event, as determined by the calculation agent in its sole discretion, the calculation agent may postpone the calculation of the final share price until the earlier of the date such market disruption event has ceased or three trading days after the valuation date, as the case may be. On such third trading day, in the event there still exists a market disruption event, the calculation agent will determine the final share price using its good faith estimate of the value for the reference shares as of the closing time on the relevant exchange on such date. If a market disruption event exists on the valuation date, the maturity date of the securities will be the later of April 28, 2006 and the third business day following the day on which the final share price is calculated. No interest will accrue or other payment be payable because of any postponement of the maturity date.

        A "market disruption event" means the occurrence or existence of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by any relevant exchange or market or otherwise) of, or the unavailability, through a recognized system of public dissemination of transaction information, of accurate price, volume or related information in respect of (a) the reference shares or (b) any options or futures contracts, or any options on such futures contracts, relating to the reference shares if, in each case, in the determination of the calculation agent, in its sole discretion, any such suspension, limitation or unavailability is material.

        For purposes of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange; (2) a decision permanently to discontinue trading in the relevant options or futures contract will not constitute a market disruption event; (3) limitations pursuant to New York Stock Exchange Rule 80A—Index Arbitrage Trading Restrictions (or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent) on trading during significant market fluctuations will constitute a market disruption event; (4) a suspension of trading in an options contract on the reference shares by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in options contracts related to the reference shares notwithstanding that such suspension or material limitation is less than two hours; (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to the reference shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances; and (6) a "suspension or material limitation" on an exchange or in a market will include a suspension or material limitation of trading by one class of investors provided that such suspension continues for more than two hours of trading or during the last one-half hour period preceding the close of trading on the relevant exchange or market (but will not include limitations imposed on certain types of trading under New York Stock Exchange Rule 80A or any applicable rule or regulation enacted or promulgated by the New York Stock Exchange, NASDAQ, any other self-regulatory organization or the SEC of a similar scope or as a replacement for Rule 80A, as determined by the calculation agent) and will not include any time when such exchange or market is closed for trading as part of such exchange's or market's regularly scheduled business hours.

        Under certain circumstances, the duties of the calculation agent in determining the existence of market disruption events could conflict with your interests. See "Risk Factors—Affiliation of us and calculation agent."

        Based on the information currently available to us, on October 27, 1997, the New York Stock Exchange suspended all trading during the one-half hour period preceding the close of trading pursuant to New York Stock Exchange Rule 80B and, on each of September 11, 12, 13 and 14, 2001, the New York Stock Exchange suspended all trading for the entire day due to certain terrorist activity. If any such suspension of trading occurred during the term of the securities, it would constitute a market disruption event. The existence or non-existence of these circumstances, however, is not necessarily indicative of the likelihood of these circumstances arising or not arising in the future.

Events of default and acceleration

        In case an event of default (as defined in the accompanying prospectus) with respect to any securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) will be determined by the calculation agent and will equal, for each security, the arithmetic average, as determined by the calculation agent, of the fair market value of the securities as determined by at least three but not more than five broker-dealers (which may include Credit Suisse First Boston LLC or any of our other subsidiaries or affiliates) as will make such fair market value determinations available to the calculation agent.

Purchases

        We may at any time purchase any securities, which may, in our sole discretion, be held, sold or cancelled.

Cancellation

        Upon the purchase and surrender for cancellation of any securities by us or the redemption of any securities, such securities will be cancelled by the trustee.

Book-Entry, Delivery and Form

        We will issue the securities in the form of one or more fully registered global securities, or the global securities, in denominations of $10,000 or integral multiples of $1,000 greater than $10,000. We will deposit the securities with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, as the depositary, and will register the securities in the name of Cede & Co., DTC's nominee. Your beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

        As long as the securities are represented by the global securities, we will pay the coupon amount on the securities, if any, to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date.

        DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Definitive securities

        If any of the events described under the last paragraph of "Description of Debt Securities—Book-Entry System" on page 6 of the accompanying prospectus occurs, we will issue a certificated form of definitive securities in an amount equal to a holder's beneficial interest in the securities. Definitive securities will be issued in denominations of $10,000 or integral multiples of $1,000 in excess of such amount, and will be registered in the name of the person DTC specifies in a written instruction to the registrar of the securities.

        In the event definitive securities are issued:

  •
  holders of definitive securities will be able to receive the redemption amount on their securities at the office of our paying agent maintained in the Borough of Manhattan;

  •
  holders of definitive securities will be able to transfer their securities, in whole or in part, by surrendering the securities, with a duly completed form of transfer, for registration of transfer at the office of our transfer agent, JPMorgan Chase Bank, N.A.. We will not charge any fee for the registration or transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer; and

  •
  any moneys we pay or shares we deliver to our paying agent in respect of the redemption amount on the securities which remains unclaimed at the second anniversary of the date such payment was due will be returned to us, and thereafter holders of definitive securities may look only to us, as general unsecured creditors, for payment or delivery.

Calculation agent

        The calculation agent is CSFBi, an affiliate of ours. The calculations and determinations of the calculation agent will be final and binding upon all parties (except in the case of manifest error). The calculation agent will have no responsibility for good faith errors or omissions in its calculations and determinations, whether caused by negligence or otherwise. The calculation agent will not act as your agent. Because the calculation agent is an affiliate of ours, potential conflicts of interest may exist between you and the calculation agent. Please refer to "Risk Factors—Affiliation of us and calculation agent."

Further Issues

        We may from time to time, without notice to or the consent of the registered holders of the securities, create and issue further securities ranking on an equal basis with the securities being offered hereby in all respects. Such further securities will be consolidated and form a single series with the securities being offered hereby and will have the same terms as to status, redemption or otherwise as the securities being offered hereby.

Notices

        Notices to holders of the securities will be made by first class mail, postage prepaid, to the registered holders.

Governing Law

        The indenture and the securities will be governed by and construed in accordance with the laws of the State of New York.

THE REFERENCE SHARES

General

        Unless otherwise stated, all information contained herein on the reference shares and on the issuer of the reference shares is derived from publicly available sources and is provided for informational purposes only.

        Apple Computer, Inc. and its subsidiaries (collectively, "Apple") designs, manufactures and markets personal computers and related software, services, peripherals and networking solutions. Apple also designs, develops and markets a line of portable digital music players along with related accessories and services including the online distribution of third-party music and audio books. Apple sells its products worldwide through its online stores, its own retail stores, its direct sales force and third-party wholesalers, resellers and value added resellers. In addition to its own hardware, software and peripheral products, Apple sells a variety of third-party hardware and software products through its online and retail stores. Apple sells to education, consumer, creative professional, business and government customers. Apple's website address is www.apple.com. Information on Apple's website is not incorporated by reference into this prospectus supplement.

        This prospectus supplement relates only to the securities offered hereby and does not relate to the issuer of the reference shares, the reference shares or other securities of the issuer of the reference shares. All disclosures contained in this prospectus supplement regarding the issuer of the reference shares and the reference shares are derived from publicly available documents and other publicly available information. Neither we nor Credit Suisse First Boston LLC have participated in the preparation of such documents or made any due diligence inquiry with respect to the issuer of the reference shares in connection with the offering of the securities. Neither we nor Credit Suisse First Boston LLC make any representation that such publicly available documents or any other publicly available information regarding the issuer of the reference shares are accurate or complete, and are not responsible for public disclosure of information by the issuer of the reference shares, whether contained in SEC filings or otherwise. Furthermore, neither we nor Credit Suisse First Boston LLC can give any assurance that all events occurring prior to the date of this prospectus supplement, including events that would affect the accuracy or completeness of the public filings of the issuer of the reference shares or the market price of the reference shares (and therefore the final share price and the market value of the physical delivery amount), have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuer of the reference shares could affect the value received on any date with respect to the securities and, therefore, the trading prices of the securities. Any prospective purchaser of the securities should undertake an independent investigation of the issuer of the reference shares as in its judgment is appropriate to make an informed decision with respect to an investment in the securities.

        We and/or our affiliates may presently or from time to time engage in business with Apple, including extending loans to, or making equity investments in, or providing advisory services to Apple, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to Apple and, in addition, one or more of our affiliates may publish research reports with respect to Apple.

Historical performance of the reference shares

        The following table records the high, low, and closing prices of the reference shares as reported by the relevant exchange for each quarter since January 1, 2000. The historical prices of the reference shares are provided for informational purposes only. You should not take the historical prices of the reference shares as an indication of future performance, which may be better or worse than the prices set forth below.

Period	Low	High	Closing Price
2000
First Quarter	21.80	36.05	33.95
Second Quarter	21.00	33.33	26.19
Third Quarter	12.88	31.72	12.88
Fourth Quarter	7.00	12.13	7.44
2001
First Quarter	7.44	11.50	11.04
Second Quarter	9.75	13.30	11.63
Third Quarter	7.58	12.55	7.76
Fourth Quarter	7.49	11.88	10.95
2002
First Quarter	10.39	12.73	11.84
Second Quarter	8.28	13.06	8.86
Third Quarter	7.00	9.37	7.25
Fourth Quarter	6.80	8.61	7.17
2003
First Quarter	6.90	7.64	7.07
Second Quarter	6.56	9.65	9.53
Third Quarter	9.55	11.55	10.36
Fourth Quarter	9.85	12.41	10.69
2004
First Quarter	10.64	13.96	13.52
Second Quarter	12.89	16.85	16.27
Third Quarter	14.57	19.38	19.38
Fourth Quarter	19.15	34.22	32.20
2005
First Quarter	31.65	45.07	41.67
Second Quarter (through April 4, 2005)	40.89	41.09	41.09

        On April 4, 2005, the closing price of the reference shares as reported by the relevant exchange was $41.09.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a general summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the securities. Except as indicated below under "—Tax treatment of Non-U.S. Holders," this discussion applies only to a U.S. Holder (as defined below) of a security that acquires the security pursuant to this offering at the initial offering price. This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly with retroactive effect. This discussion is limited to investors that hold the securities as capital assets (generally for investment purposes) for U.S. federal income tax purposes. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax law, such as financial institutions, insurance companies, tax-exempt organizations, partnerships, dealers in securities or currencies, persons deemed to sell the securities under the constructive sale provisions of the Internal Revenue Code of 1986, as amended, and persons that hold the securities as part of a straddle, hedge, conversion transaction or other integrated investment. Furthermore, this discussion does not address any U.S. federal estate or gift tax laws or any state, local or foreign tax laws. Prospective investors are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of the purchase, ownership and disposition of the securities.

        For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of a security that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership that is created or organized under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (B) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes. A "non-U.S. Holder" means a beneficial owner that is not a U.S. Holder.

        If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns securities, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns the securities should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

In general

        There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the securities. Under one approach, each security should be treated as a put option (the "Put Option") that requires the holder to purchase the reference shares from us for an amount equal to the deposit (as defined below) if the redemption amount payable on the maturity date is the physical delivery amount and a deposit with us of cash, in an amount equal to the principal amount of a security (the "Deposit") to secure the holder's potential obligation to purchase the reference shares. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, each holder agrees to treat the securities as cash deposits and put options with respect to the reference shares for all U.S. federal income tax purposes. Except as otherwise provided in "—Alternative characterizations and treatments," the balance of this summary assumes that the securities are so treated.

Tax treatment of U.S. Holders

        In accordance with the agreed upon tax treatment described above, a portion of the stated interest payments on a security should be treated as interest on the Deposit, and the remainder should be treated as put premium in respect of the Put Option to us (the "Put Premium"). The amount of the stated Interest Rate on the security that constitutes interest on the Deposit equals      %, and the remaining      % constitutes Put Premium.

  Interest Payments on the Securities

        We will treat the Deposit as a short-term obligation. Under certain Treasury regulations, a short-term obligation is treated as issued at a discount equal to the difference between all payments on the obligation and the obligation's issue price. Accordingly, we will treat the Deposit as issued at a discount equal to the sum of the payments of interest on the Deposit for U.S. federal income tax purposes. Accrual method and cash method U.S. Holders that elect to accrue the discount currently should include the discount in income as it accrues on a straight line basis, unless they elect to accrue the discount on a constant yield method based on daily compounding. A cash method U.S. Holder that does not elect to accrue the discount in income currently should include the portion of the payments attributable to interest on the Deposit as income upon receipt. A cash method U.S. Holder that does not elect to accrue the discount in income currently will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry the security in an amount not exceeding the accrued interest until it is included in income. Additionally, in the case of a cash method U.S. Holder that does not elect to accrue the discount in income currently, any gain realized on the Deposit upon the sale, retirement, or exchange of the security will be ordinary income to the extent of the discount that has accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) and has not previously been included in income through the date of the sale, retirement, or exchange.

  Put Premium on the Securities

        A U.S. Holder should not be subject to tax upon receipt of the Put Premium. If the Put Option expires unexercised (i.e., the cash delivery amount is paid upon maturity of the security), the U.S. Holder should recognize the total Put Premium received as short-term capital gain at such time.

        If the Put is exercised (i.e., the physical delivery amount is delivered upon maturity of the security), the U.S. Holder should not recognize any gain or loss with respect to the Put Option (other than with respect to cash received in lieu of fractional shares, as described below). The U.S. Holder should have an adjusted tax basis in all reference shares received (including for this purpose any fractional shares) equal to the Deposit less the total Put Premium received. The U.S. Holder's holding period for any reference shares received should start on the day after the delivery of the reference shares. The U.S. Holder should generally recognize a short-term capital gain or loss with respect to cash received in lieu of fractional shares in an amount equal to the difference between the amount of such cash received and the U.S. Holder's basis in the fractional shares, which should be equal to the U.S. Holder's basis in all of the reference shares (including the fractional shares), multiplied by a fraction, the numerator of which is the fractional shares and the denominator of which is all of the reference shares (including fractional shares).

Sale or exchange of the securities

        Upon a sale of a security, a U.S. Holder should allocate the sale proceeds received between the Deposit and the Put Option on the basis of their respective values on the date of sale. The U.S. Holder should generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount of the sale proceeds allocable to the Deposit and the U.S. Holder's adjusted tax basis in the Deposit (which will generally equal the Issue Price of the security increased by any discount recognized on the Deposit and decreased by the amount of any interest payments received on the Deposit). Except to the extent attributable to accrued discount with respect to the Deposit, which will be subject to tax as described above under "—Interest payments on the securities," such gain or loss will be short-term capital gain or loss. A U.S. Holder should recognize short-term capital gain equal to the amount of remaining sale proceeds allocable to the Put Option plus any previously received Put Premium. If the value of the Deposit exceeds the total sale proceeds received, then the U.S. Holder should be treated as having paid the buyer an amount equal to the amount of such excess in exchange for the buyer's assumption of the U.S. Holder's rights and obligations under the Put Option. In such a case, the U.S. Holder should recognize a short-term capital gain or loss in an amount equal to the difference between the total Put Premium previously received and the amount of the payment deemed made by the U.S. Holder to the buyer with respect to the assumption of the Put Option. The amount of the deemed payment will be added to the sale price allocated to the Deposit in determining the gain or loss in respect of the Deposit.

Alternative characterizations and treatments

        Although we intend to treat each security as a Deposit and a Put Option, there are no regulations, published rulings or judicial decisions addressing the characterization of securities with terms that are substantially the same as those of the securities. Accordingly, no assurance can be given that the Internal Revenue Service would accept or that a could would uphold the characterization and treatment described above. The securities could be subject to some other characterization or treatment for U.S. federal income tax purposes which would affect the timing and the character of any income or loss with respect to the securities, potentially adversely. For example, the securities could be treated as "contingent payment debt instruments" ("CPDIs") for U.S. federal income tax purposes. Other characterizations and treatments of the securities are possible. Prospective investors in the securities should consult their tax advisors as to the tax consequences to them of purchasing securities, including any alternative characterizations and treatments.

Tax treatment of Non-U.S. Holders

        A Non-U.S. Holder that is not subject to the U.S. federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a security, should not be subject to U.S. federal income or withholding tax in respect of the securities so long as (1) the Non-U.S. Holder provides an appropriate statement, signed under penalties of perjury, identifying the Non-U.S. Holder and stating, among other things, that the Non-U.S. Holder is not a U.S. person, (2) the Non-U.S. Holder is not a bank that has purchased the securities in the ordinary course of its trade or business of making loans, and (3) the Non-U.S. Holder is not a "10-percent Shareholder" or a "related controlled foreign corporation," each as defined in the Code.

        To the extent these conditions are not met, a 30% withholding tax may apply to a portion of the stated interest payments on the securities, unless an income tax treaty reduces or eliminates such tax or the income is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder. In the latter case, such Non-U.S. Holder should be subject to U.S. federal income tax with respect to all income from the securities at regular rates applicable to U.S. taxpayers.

        In general, the gain realized on the sale, exchange or retirement of the securities by a Non-U.S. Holder should not be subject to U.S. federal income tax with respect to the securities unless (i) such income is effectively connected with a trade or business conducted by such Non-U.S. Holder in the United States, or (ii) such Non-U.S. Holder is a nonresident alien individual and is present in the United States for more than 182 days in the taxable year the gain is recognized and certain other conditions are satisfied.

U.S. federal estate tax treatment of Non-U.S. Holders

        The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

Information reporting and backup withholding

        Distributions made on the securities and proceeds from the sale of securities to or through certain brokers may be subject to a "backup" withholding tax on "reportable payments" unless, in general, the holder complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the securities generally would be refunded by the IRS or allowed as a credit against the holder's U.S. federal income tax, provided the holder makes a timely filing of an appropriate tax return or refund claim.

        Reports will be made to the IRS and to holders that are not excepted from the reporting requirements.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated April     , 2005, we have agreed to sell $                  principal amount of securities to Credit Suisse First Boston LLC.

        The underwriting agreement provides that Credit Suisse First Boston LLC is obligated to purchase all of the securities if any are purchased.

        Credit Suisse First Boston LLC proposes to offer the securities at the offering price set forth on the cover page of this prospectus supplement. Credit Suisse First Boston LLC may allow a discount of      % of the principal amount per security on sales of such securities to other broker/dealers. If all of the securities are not sold at the initial offering price, Credit Suisse First Boston LLC may change the public offering price, discount and other selling terms.

        We estimate that our out-of-pocket expenses for this offering will be approximately $            .

        The securities are a new issue of securities with no established trading market. Credit Suisse First Boston LLC intends to make a secondary market in the securities. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, may use this prospectus supplement, together with the accompanying prospectus, in connection with the offers and sales of securities related to market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, may act as principal or agent in such transactions. None of our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, has any obligation to make a market in the securities and may discontinue any market-making activities at any time without notice, at its sole discretion. No assurance can be given as to the liquidity of the trading market for the securities.

        Credit Suisse First Boston LLC, the underwriter, is our affiliate. The offering therefore is being conducted in accordance with the applicable provisions of Section 2720 of the NASD, Inc. Conduct Rules.

        We have agreed to indemnify Credit Suisse First Boston LLC against liabilities under the U.S. Securities Act of 1933, as amended, or contribute to payments that Credit Suisse First Boston LLC may be required to make in that respect.

        In connection with the offering, Credit Suisse First Boston LLC may engage in stabilizing transactions and over-allotment transactions in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by Credit Suisse First Boston LLC in excess of the principal amount of securities Credit Suisse First Boston LLC is obligated to purchase, which creates a short position. Credit Suisse First Boston LLC will close out any short position by purchasing securities in the open market.

        These stabilizing transactions may have the effect of raising or maintaining the market prices of the securities or preventing or retarding a decline in the market prices of the securities. As a result, the prices of the securities may be higher than the prices that might otherwise exist in the open market.

        The securities may be offered for sale in those jurisdictions in the United States where it is lawful to make such offers.

        Credit Suisse First Boston LLC has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the securities directly or indirectly, or distribute this prospectus supplement or the accompanying prospectus or any other offering material relating to the securities, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that it will not impose any obligations on us except as set forth in the underwriting agreement.

CERTAIN ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, impose certain requirements on (a) employee benefit plans (as defined in Section 3(3) of ERISA) subject to Title I of ERISA, (b) plans or other arrangements described in Section 4975(e)(1) of the Code subject to Section 4975 of the Code, (c) entities whose underlying assets include "plan assets" by reason of any such plan's or arrangement's investment in the entity (we refer to the foregoing collectively as Plans) and (d) persons who are fiduciaries with respect to Plans. In addition, although governmental plans and certain church plans are not subject to Title I of ERISA or Section 4975 of the Code, certain governmental or church plans may be subject to other laws that are substantially similar to those provisions ("Similar Law").

        In addition to ERISA's general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., "parties in interest" as defined in ERISA or "disqualified persons" as defined in Section 4975 of the Code (we refer to the foregoing collectively as "parties in interest") unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including Credit Suisse First Boston LLC and the calculation agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in securities should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the securities may be deemed to represent a direct or indirect sale of property or extension of credit between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

        In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase securities, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). There can be no assurance that any of these class exemptions (or any other exemption) will be available with respect to transactions involving the securities.

        Each purchaser or holder of a security, and each fiduciary who causes any entity to purchase or hold a security, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such securities, that either (i) it is neither a Plan nor a governmental or church plan subject to Similar Law; or (ii) its purchase, holding and subsequent disposition of such securities shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law including by reason of PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or a similar exemption from a Similar Law prohibition.

        Fiduciaries of any Plans (and any governmental or church plans subject to Similar Law) should consult their own legal counsel before purchasing the securities. We also refer you to the section of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

        Nothing herein shall be construed as a representation that an investment in the securities would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.

INCORPORATION BY REFERENCE

        We file annual, quarterly and current reports and other information with the SEC. For information on the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, we refer you to "Where You Can Find More Information" on page 2 of the accompanying prospectus.

        In addition to the documents listed in the accompanying prospectus, we incorporate by reference in this prospectus supplement and the accompanying prospectus the following documents and any future documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the offering of the securities is completed:

  •
  Our Annual Report of Form 10-K for the year ended December 31, 2004, filed on March 17, 2005; and

  •
  Our Current Report on Form 8-K, filed on February 18, 2005 and April 1, 2005.

U.S. $15,000,000,000

Credit Suisse First Boston (USA), Inc.

Debt Securities
Warrants

        We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

        We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

        Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement or pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse First Boston

The date of this prospectus is June 17, 2004.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $15,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC and which is incorporated by reference will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which will be incorporated by reference until we sell all of the securities described in this prospectus:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2003;

  •
  our Quarterly Report on Form 10-Q for the period ended March 31, 2004 filed on May 12, 2004; and

  •
  our Current Reports on Form 8-K filed on February 12, 2004, May 5, 2004, May 12, 2004, May 20, 2004 and June 4, 2004.

        You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

Credit Suisse First Boston (USA), Inc.
Eleven Madison Avenue
New York, New York 10010
Attention: Corporate Secretary
(212) 325-2000

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

        We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part that include the form of underwriting agreement, a copy of the senior indenture and the form of subordinated indenture. You should read the exhibits carefully for provisions that may be important to you.

FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words "believes", "expects", "anticipates", "intends", "plans", "estimates" or similar expressions.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements, including those described in this prospectus and any prospectus supplement or pricing supplement and the information incorporated by reference in this prospectus. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus except as otherwise required by applicable law.

USE OF PROCEEDS

        Unless we tell you otherwise in a prospectus supplement, we will use the net proceeds from the sale of these securities for general corporate purposes, including refinancing existing indebtedness.
We may also invest the net proceeds temporarily in short-term securities.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratios of earnings to fixed charges for the periods indicated.

			Year Ended December 31,
	Three Months Ended March 31, 2004
			2003	2002		2001		2000		1999
Ratio of earnings to fixed charges(1)	1.26	(2)	1.12	0.91	(3)	0.95	(4)	0.74	(5)	1.18

(1)
For the purpose of calculating the ratio of earnings to fixed charges, (a) earnings consist of income (loss) from continuing operations before provision (benefit) for income taxes, minority interests, discontinued operations, extraordinary items and cumulative effect of change in accounting principle and (b) fixed charges consist of interest expenses and one-third of rental expense, which is deemed representative of an interest factor.

(2)
The ratio of earnings to fixed charges includes the increase in net revenues as a result of our consolidation under Financial Accounting Standards Board Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities," as subsequently modified by FIN 46R, "Consolidation of Variable Interest Entities—an Interpretation of ARB 51," of certain private equity funds but excludes the offset that was recorded in minority interests.

(3)
The dollar amount of the deficiency in the ratio of earnings to fixed charges was $481 million for the year ended December 31, 2002.

(4)
The dollar amount of the deficiency in the ratio of earnings to fixed charges was $464 million for the year ended December 31, 2001.

(5)
The dollar amount of the deficiency in the ratio of earnings to fixed charges was $1.8 billion for the year ended December 31, 2000.

CREDIT SUISSE FIRST BOSTON (USA), INC.

        We are a leading integrated investment bank serving institutional, corporate, government and high-net-worth individual clients. We provide our clients with a broad range of products and services that include securities underwriting, sales and trading, financial advisory services, private equity investments, full service brokerage services, derivatives and risk management products and investment research. We are the product of a business combination. On November 3, 2000, Credit Suisse Group, or CSG, acquired Donaldson, Lufkin & Jenrette, Inc., or DLJ. CSG is a global financial services company providing a comprehensive range of insurance, banking and investment banking products. Credit Suisse First Boston LLC, CSG's principal U.S. registered broker-dealer subsidiary (formerly known as Credit Suisse First Boston Corporation), became a subsidiary of DLJ, and DLJ changed its name to Credit Suisse First Boston (USA), Inc. We are now part of the Credit Suisse First Boston business unit, or CSFB, of CSG.

        Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010, and our telephone number is (212) 325-2000.

        All references to "we" or "us" in this prospectus are to Credit Suisse First Boston (USA), Inc.

DESCRIPTION OF DEBT SECURITIES

        We may issue either senior debt securities or subordinated debt securities. Senior debt securities and subordinated debt securities will be issued in one or more series under either the senior indenture or the subordinated indenture, as the case may be, between us and JPMorgan Chase Bank, as trustee. In the following discussion, we sometimes refer to the two indentures as the "indentures".

        This prospectus briefly outlines the provisions of the indentures. A copy of the senior indenture and the form of the subordinated indenture have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you should read the indentures for provisions that may be important to you. The indentures are substantially identical except for the subordination provision described below.

        We are a holding company and depend upon the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment that is superior to our right to receive payment from the assets of that subsidiary, holders of our debt securities will be effectively subordinated to creditors of our subsidiaries. In addition, the Exchange Act and the New York Stock Exchange impose net capital requirements on some of our subsidiaries which limit their ability to pay dividends and make loans and advances to us.

        In the summary below, we have included references to section numbers of the indentures so that you can easily locate these provisions.

Issuances in Series

        The indentures do not limit the amount of debt we may issue. We may issue the debt securities in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount. The debt securities will not be secured by any of our property or assets.

        The prospectus supplement relating to any series of debt securities being offered will contain the specific terms relating to the offering. These terms will include some or all of the following:

  •
  whether the debt securities are senior or subordinated;

  •
  the total principal amount of the debt securities;

  •
  the percentage of the principal amount at which the debt securities will be issued and whether the debt securities will be "original issue discount" securities for U.S. federal income tax purposes. If we issue original issue discount debt securities (securities that are issued at a substantial discount below their principal amount because they pay no interest or pay interest that is below market rates at the time of issuance), we will describe the special U.S. federal income tax and other considerations of a purchase of original issue discount debt securities in the applicable prospectus supplement;

  •
  the date or dates on which principal will be payable and whether the debt securities will be payable on demand by the holders on any date;

  •
  the manner in which we will calculate payments of principal, premium or interest and whether any payment will be fixed or based on an index or formula or the value of another security, commodity or other asset;

  •
  the interest payment dates;

  •
  optional or mandatory redemption terms;

  •
  authorized denominations, if other than $1,000 and integral multiples of $1,000;

  •
  the terms on which holders of the debt securities may or are required to convert or exchange these securities into or for our securities or securities of another entity and any specific terms relating to the conversion or exchange feature;

  •
  the currency in which the debt securities will be denominated or principal, premium or interest will be payable, if other than U.S. dollars;

  •
  whether the debt securities are to be issued as individual certificates to each holder or in the form of global certificates held by a depositary on behalf of holders;

  •
  information describing any book-entry features;

  •
  whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts;

  •
  the names and duties of any co-trustees, depositories, authenticating agents, paying agents, transfer agents or registrars for any series; and

  •
  any other terms consistent with the above.

Payment and Transfer

        We will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the trustee or another agent appointed by us. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to you at the address we have for you in the register.

        Unless we describe other procedures in a prospectus supplement, you will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. You may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations.

        Neither we nor the trustee will impose any service charge for any transfer or exchange of a debt security; however, we may ask you to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Book-Entry System

        We may issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless we state otherwise in the prospectus supplement, The Depository Trust Company, New York, New York, or DTC, will be the depositary if we use a depositary.

        DTC has advised us as follows:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

  •
  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

  •
  DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC.

  •
  Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

        According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

        Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Since the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

        So long as the depositary or its nominee is the registered owner of a global security, we and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the applicable indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

        We will make all payments of principal, premium and interest on the debt securities to the depositary. We expect that the depositary will then credit participants' accounts proportionately with these payments on the payment date and that the participants will in turn credit their customers in accordance with their customary practices. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

        Global certificates are generally not transferable. We will issue physical certificates to beneficial owners of a global note if:

  •
  the depositary notifies us that it is unwilling or unable to continue as depositary and we do not appoint a successor within 90 days;

  •
  the depositary ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor within 90 days; or

  •
  we decide in our sole discretion that we do not want to have the debt securities of that series represented by global certificates.

Subordination

        When we use the term "senior indebtedness", we mean:

  •
  any money we have borrowed (other than money we owe to any of our subsidiaries);

  •
  any money borrowed by someone else where we have assumed or guaranteed their obligations, directly or indirectly;

  •
  any letters of credit and acceptances made by banks on our behalf; and

  •
  indebtedness that we have incurred or assumed in connection with the acquisition of any property.

        The subordinated indenture provides that we cannot:

  •
  make any payments of principal, premium or interest on the subordinated debt securities;

  •
  acquire any subordinated debt securities; or

  •
  defease any subordinated debt securities;

        if

  •
  any senior indebtedness in an aggregate principal amount of more than $50.0 million has become due either on maturity or as a result of acceleration or otherwise and the principal, premium and interest on that senior indebtedness has not yet been paid in full by us; or

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  we have defaulted in the payment of any principal, premium or interest on any senior indebtedness in an aggregate principal amount of more than $50.0 million at the time the payment was due, unless and until the payment default is cured by us or waived by the holders of the senior indebtedness.

        In addition, if there is a default on any senior indebtedness other than a default by us in the payment of principal, premium or interest and that default would allow the holders of the senior indebtedness to accelerate the senior indebtedness so that it would become immediately due and payable at that time or in the future, then we may not be allowed to make any payments of principal, premium or interest on the subordinated debt securities. In order for this to happen, the holders of a majority in principal amount of all the senior indebtedness have to so notify us and the trustee.

        However, if the senior indebtedness is not accelerated within 180 days after notice was given, then we will have to pay the holders of the subordinated debt securities all of the money that they would have been paid during the 180-day payment blockage period and resume making regular payments on the subordinated debt securities. Only one payment blockage period can commence in any 360-day period, even if we or the trustee receive more than one notice. A default that existed upon the commencement of one payment blockage period cannot be the reason for starting a second payment blockage period unless we cured (or the holders of the senior indebtedness waived) the original default for a period of at least 90 days.

        If we make any payment to the trustee or the holders of the subordinated debt securities when we were not supposed to make the payment because of a payment blockage period, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness to the extent of their claims.

        If we are liquidated, the holders of the senior indebtedness will be entitled to receive payment in full for principal, premium and interest on the senior indebtedness before the holders of subordinated debt securities receive any of our assets. As a result, holders of subordinated debt securities may receive a smaller proportion of our assets in bankruptcy or liquidation than holders of senior indebtedness.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities, we will be in default on our obligations under the subordinated indenture if we do not make the payment when due. This means that the trustee and the holders of subordinated debt securities can take action against us, but they would not receive any money until the claims of the senior indebtedness have been fully satisfied.

        The subordinated indenture allows the holders of senior indebtedness to obtain specific performance of the subordination provisions from us or any holder of subordinated debt securities.

Consolidation, Merger or Sale

        We have agreed not to consolidate with or merge into any other person or convey or transfer all or substantially all of our properties and assets to any person, unless:

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  we are the continuing person; or

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  the successor expressly assumes by a supplemental indenture the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance of every covenant in the indenture that we would otherwise have to perform.

        Also, if we consolidate, merge or convey or transfer all or substantially all of our properties and assets and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences to outstanding debt securities or any debt securities issued thereafter.

        In either case, we will also have to deliver a certificate to the trustee stating that after giving effect to the merger there will not be any defaults under the applicable indenture and, if we are not the continuing person, an opinion of counsel stating that the merger and the supplemental indenture comply with these provisions and that the supplemental indenture is a legal, valid and binding obligation of the successor corporation. (Section 5.01)

Modification of the Indentures

        In general, our rights and obligations and the rights of the holders under the indentures may be modified if the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, Section 9.02 of each indenture provides that, unless each affected holder agrees, the amendment cannot:

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  make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which we have to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal we have to repay, changing the currency in which we have to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder, modifying any right to convert or exchange the debt securities for another security to the detriment of the holder, and impairing any right of a holder to bring suit for payment;

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  reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default;

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  waive any payment default; or

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  make any change to Section 9.02 of either indenture.

        However, if we and the trustee agree, we can amend the indentures without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

        In particular, if we and the trustee agree, we can amend the indentures without notifying any holders or seeking their consent to add a guarantee from a third party on our outstanding and future debt securities to be issued under the indenture.

Events of Default

        When we use the term "event of default" in the indentures, here are some examples of what we mean.

        Unless otherwise specified in a prospectus supplement, an event of default with respect to a series of debt securities occurs if:

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  we fail to pay the principal or any premium on any debt security of that series when due;

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  we fail to pay interest when due on any debt security of that series for 30 days;

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  we fail to perform any other covenant in the indenture and this failure continues for 60 days after we receive written notice of it from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series;

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  a creditor commences involuntary bankruptcy, insolvency or similar proceedings against us or Credit Suisse First Boston LLC (or any successor to all or substantially all of its business), and we are unable to obtain a stay or a dismissal of that proceeding within 60 days; or

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  we or Credit Suisse First Boston LLC voluntarily seek relief under bankruptcy, insolvency or similar laws or a court enters an order for relief against us or Credit Suisse First Boston LLC under these laws.

        The supplemental indenture or the form of security for a particular series of debt securities may include additional events of default or changes to the events of default described above. For any additional or different events of default applicable to a particular series of debt securities, see the prospectus supplement relating to such series.

        The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders. By default we mean any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time. (Section 7.05)

        If an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require us to repay immediately, or accelerate:

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  the entire principal of the debt securities of such series; or

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  if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement. (Section 6.02)

        If the event of default occurs because we defaulted in a payment of principal or interest on the debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because we failed to perform any other covenant in the indenture or any covenant that we agreed to for the benefit of one or more series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because we become involved in bankruptcy proceedings, then all of the debt securities under the indenture will be accelerated automatically. If the event of default occurs because we defaulted on some of our other indebtedness or because that indebtedness becomes accelerated as described above, then the trustee or the holders of at least 25% of the aggregate principal amount of the debt securities outstanding under the indenture, voting as one class, can accelerate all of the debt securities outstanding under the indenture. Therefore, except in the case of a default by us on a payment of principal or interest on the debt securities of your series or a default due to our bankruptcy or insolvency, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.

        The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow us to not comply with any provision of the indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities. (Section 6.04)

        Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. (Section 7.02) If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 6.05)

        We are not required to provide the trustee with any certificate or other document saying that we are in compliance with the indenture or that there are no defaults.

Defeasance

        When we use the term defeasance, we mean discharge from some or all of our obligations under the indentures. If we deposit with the trustee sufficient cash or U.S. government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of a particular series, then at our option:

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  we will be discharged from our obligations with respect to the debt securities of such series; or

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  we will no longer be under any obligation to comply with the restrictive covenants contained in the indenture with respect to the debt securities of such series, and the events of default relating to failures to comply with covenants will no longer apply to us.

        If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities. Instead the holders will only be able to rely on the deposited funds or obligations for payment.

        We must deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes. We must also deliver a ruling to such effect received from or published by the Internal Revenue Service if we are discharged from our obligations with respect to the debt securities.

Concerning the Trustee

        JPMorgan Chase Bank has loaned money to us and certain of our subsidiaries and affiliates and provided other services to us and has acted as trustee under certain of our and our subsidiaries and affiliates' indentures in the past and may do so in the future as a part of its regular business.

Governing Law

        The laws of the State of New York will govern the indentures and the debt securities.

DESCRIPTION OF WARRANTS

General

        We may issue warrants, including warrants to purchase debt securities, as well as other types of warrants. Warrants may be issued independently or together with any debt securities and may be attached to or separate from such debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The forms of each of the warrant agreements have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. This prospectus briefly outlines certain general terms and provisions of the warrants we may issue. Further terms of the warrants and applicable warrant agreement will be set forth in the applicable prospectus supplement.

Warrants to Purchase Debt Securities

        The applicable prospectus supplement will describe the following terms of the warrants to purchase debt securities in respect of which this prospectus is being delivered:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  the aggregate principal amount and terms of the debt securities purchasable upon exercise of such warrants;

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  the price at which and currency or currencies (including composite currencies) in which the debt securities purchasable upon exercise of such warrants may be purchased;

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  the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the debt securities with which such warrants are issued and the number of such warrants issued with each such debt security;

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  if applicable, the date on and after which such warrants and the related debt securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  if applicable, a discussion of certain U.S. federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Other Warrants

        We may also issue other warrants to purchase or sell, on terms to be determined at the time of sale,

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  securities of any entity unaffiliated with us, a basket of such securities, an index or indices of such securities or any combination of the foregoing;

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  currencies or composite currencies; or

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  commodities.

        We may satisfy our obligations, if any, with respect to any such warrants by delivering the underlying securities, currencies or commodities or, in the case of underlying securities or commodities, the cash value thereof, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will describe the following terms of any such warrants in respect of which this prospectus is being delivered:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

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  whether such warrants are put warrants or call warrants;

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  (a) the specific security, basket of securities, index or indices of securities or any combination of the foregoing and the amount thereof, (b) currencies or composite currencies or (c) commodities (and, in each case, the amount thereof or the method for determining the same) purchasable or saleable upon exercise of such warrants;

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  the purchase price at which and the currency or currencies (including composite currencies) with which such underlying securities, currencies or commodities may be purchased or sold upon such exercise (or the method of determining the same);

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  whether such exercise price may be paid in cash, by the exchange of any other security offered with such warrants or both and the method of such exercise;

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  whether the exercise of such warrants is to be settled in cash or by the delivery of the underlying securities or commodities or both;

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  the date on which the right to exercise such warrants will commence and when such right will expire;

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  if applicable, the minimum or maximum number of such warrants that may be exercised at any one time;

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  if applicable, the designation and terms of the securities with which such warrants are issued and the number of warrants issued with each such security;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  if applicable, a discussion of certain U.S. federal income tax considerations; and

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  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

ERISA

        The Employee Retirement Income Security Act of 1974, as amended, or ERISA, imposes certain restrictions on employee benefit plans, including entities such as collective investment funds and separate accounts, that are subject to ERISA, which we refer to as ERISA Plans, and on persons who are fiduciaries with respect to such plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such plan who is considering the purchase of securities on behalf of such plan should determine whether such purchase is permitted under the governing plan documents and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio.

        Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, or the Code, prohibit certain transactions involving ERISA Plans or a plan, such as a Keogh plan or an individual retirement account, that is not subject to ERISA but is subject to Section 4975 of the Code, which together with ERISA Plans, we refer to as Plans, and certain persons, referred to as "parties in interest" under ERISA or "disqualified persons" under the Code having certain relationships with such Plans. We and certain of our subsidiaries, controlling shareholders and other affiliates may each be considered a "party in interest" or "disqualified person" with respect to many Plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if these securities are acquired by or with the assets of a Plan with respect to which one of these entities is a service provider, unless the securities are acquired pursuant to a statutory or an administrative exemption.

        The acquisition of the securities may be eligible for one of the exemptions noted below if the acquisition:

  •
  is made solely with the assets of a bank collective investment fund and satisfies the requirements and conditions of Prohibited Transaction Class Exemption, or PTCE, 91-38 issued by the Department of Labor;

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  is made solely with assets of an insurance company pooled separate account and satisfies the requirements and conditions of PTCE 90-1 issued by the Department of Labor;

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  is made solely with assets managed by a qualified professional asset manager and satisfies the requirements and conditions of PTCE 84-14 issued by the Department of Labor;

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  is made solely with assets of an insurance company general account and satisfies the requirements and conditions of PTCE 95-60 issued by the Department of Labor; or

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  is made solely with assets managed by an in-house asset manager and satisfies the requirements and conditions of PTCE 96-23 issued by the Department of Labor.

        Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Fiduciaries of any such plan should consult legal counsel before purchasing these securities.

        Under ERISA and the Code, the assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to that Plan or assets of an entity in which the Plan has invested. Thus, any insurance company proposing to invest assets of its general account in the securities should consider the extent to which such investment would be subject to the requirements of ERISA and the Code in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust Company and Savings Bank and the enactment of Section 401(c) of ERISA. In particular, such an insurance company should consider the retroactive and prospective exemptive relief granted by PTCE 95-60 and the regulations issued by the Department of Labor, 29 C.F.R. Section 2550.401c-1 (January 5, 2000).

        Please consult the applicable prospectus supplement for further information with respect to a particular offering.

PLAN OF DISTRIBUTION

        We may sell our securities through agents, underwriters, dealers or directly to purchasers.

        Agents who we designate may solicit offers to purchase our securities.

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  We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.

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  Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

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  Our agents may be deemed to be underwriters under the Securities Act of any of our securities that they offer or sell.

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  We may use an underwriter or underwriters in the offer or sale of our securities.

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  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.

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  We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

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  The underwriters will use our prospectus supplement to sell our securities.

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  We may use a dealer to sell our securities.

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  If we use a dealer, we, as principal, will sell our securities to the dealer.

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  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.

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  We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

        If Credit Suisse First Boston LLC or our other broker-dealer subsidiaries or affiliates participate in the distribution of our securities, we will conduct the offering in accordance with the applicable provisions of Section 2720 of the National Association of Securities Dealers, Inc., or NASD, Conduct Rules.

        In compliance with NASD guidelines, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our subsidiaries and affiliates, in the ordinary course of business.

        We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

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  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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  These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

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  We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

        Any of our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, may use this prospectus and our prospectus supplements in connection with offers and sales of our securities in connection with market-making transactions by and through our broker-dealer subsidiaries or affiliates, including Credit Suisse First Boston LLC, at prices that relate to the prevailing market prices of our securities at the time of the sale or otherwise. Any of our broker-dealer subsidiaries and affiliates, including Credit Suisse First Boston LLC, may act as principal or agent in these transactions. None of our broker-dealer subsidiaries and affiliates has any obligation to make a market in any of our offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

LEGAL MATTERS

        One of our Managing Directors and Counsel will pass upon the validity of our securities and certain other legal matters in connection with our offering of our securities. Cleary, Gottlieb, Steen & Hamilton, New York, New York, will pass upon certain legal matters for any agents or underwriters in connection with our offering of our securities. Cleary, Gottlieb, Steen & Hamilton provides legal services to us and our subsidiaries and affiliates from time to time.

EXPERTS

        We incorporate by reference into this prospectus and our registration statement our consolidated financial statements and financial statement schedule as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 included in the Form 8-K dated March 31, 2004. We have relied on the report of KPMG LLP, independent registered public accounting firm, also incorporated by reference into this prospectus and our registration statement, and upon their authority as experts in accounting and auditing.

        The audit report covering the December 31, 2003 consolidated financial statements contains an explanatory paragraph that refers to a transaction accounted for in a manner similar to pooling-of-interests and to changes in accounting for variable interest entities, share-based compensation and presentation of segment information.

        With respect to the unaudited interim financial information for the periods ended March 31, 2004 and 2003, incorporated by reference herein, the independent accountants have reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in our quarterly report on Form 10-Q for the quarter ended March 31, 2004, and incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

Credit Suisse First Boston (USA), Inc.

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PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 17, 2004
TABLE OF CONTENTS
SUMMARY
RISK FACTORS
CREDIT SUISSE FIRST BOSTON (USA), INC.
USE OF PROCEEDS AND HEDGING
DESCRIPTION OF THE SECURITIES
THE REFERENCE SHARES
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
UNDERWRITING
CERTAIN ERISA CONSIDERATIONS
INCORPORATION BY REFERENCE
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
Credit Suisse First Boston (USA), Inc. Eleven Madison Avenue New York, New York 10010 Attention: Corporate Secretary (212) 325-2000
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
CREDIT SUISSE FIRST BOSTON (USA), INC.
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
ERISA
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS